Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1/A2 of our report dated August 18, 2008, relating to the financial statements of American Smooth Wave Ventures, Inc. for the period ended July 15, 2008, which appears in such Registration Statement Amendment.

/s/ The Blackwing Group LLC

Independence, Missouri

May 8, 2009